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                                                                  EXHIBIT 5.1
                                                                  -----------

                               KANE KESSLER, P.C.
                          1350 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-4896
                                 (212) 541-6222






                                                              January 21, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Armor Holdings, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

               We have acted as special counsel to Armor Holdings, Inc. a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pertaining to the registration by the Company under the Securities Act of 1933, as amended, of an offering of up to an aggregate of 2,224,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), pursuant to the Armor Holdings, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan"), the Armor Holdings, Inc. 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan") and the grant of options to purchase 24,000 shares of Common Stock to an executive officer (the "Executive Plan" and collectively with the 1996 Plan and the Directors Plan, the "Plans").

               We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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               We have relied, without independent investigation, upon a
certificate from an officer of the Company that the number of shares which the Company is authorized to issue in its Certificate of Incorporation, as amended, exceeds the sum of (i) the number of shares of the Company's Common Stock outstanding, (ii) the number of shares of the Company's Common Stock held as treasury shares, and (iii) the number of shares of the Company's
Common Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of shares which may be issued in connection with the Plans, and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the due and proper issuance of such Shares. We have assumed for purposes of this opinion that options issued under the Plans and the Shares issuable upon exercise of such options have been duly authorized by all necessary corporate action on the part of the Company and such options have been duly authorized and granted under the Plans. We express no opinion regarding any shares reacquired by the Company after initial issuance.

               We are members of the Bar of the State of New York and are not admitted to practice law in any other jurisdiction. We do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

               Subject to the limitations stated in this letter, and subject further to the following limitations, it is our opinion that (i) the Shares issued by the Company, upon due exercise of any option under and in accordance with the 1996 Plan pursuant to which such option was granted, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company under the terms of such option and the 1996 Plan, be validly issued, fully paid and nonassessable, (ii) the Shares issued by the Company, upon due exercise of any option under and in accordance with the Directors Plan pursuant to which such option was granted, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company under the terms of such option and the Directors Plan, be validly issued, fully paid and nonassessable and (iii) the Shares issued by the Company, upon due exercise of any option under and in accordance with the Executive Plan and the Stock Option Agreement, dated January 19, 1996, as amended on Novemer 8, 1996, between the Company and Jonathan M. Spiller
(the "Agreement") pursuant to which such option was granted, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company under the terms of such option and the Agreement, be validly issued, fully paid and nonassessable.

               The foregoing assumes that the aforesaid Registration Statement will become and remain effective under the Securities Act of 1933, as amended, prior to any offering of the Shares pursuant to the terms thereof and will be amended, as appropriate, and that there will be compliance

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with all applicable state securities laws in connection with the offering of such securities, as well as compliance with the terms of the offering set forth in the Registration Statement.

               This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity. This opinion is provided to you as of the date hereof. We undertake no, and hereby disclaim any obligation to advise you of any change in any matter set forth herein. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity.

               We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     Kane Kessler, P.C.